Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call - Q3 2018
Comments of Jessica Greiner
Vice President, Investor Relations
Trinity Corporate Services, LLC
October 25, 2018
Thank you, Tony. Good morning everyone. Welcome to the Trinity Industries’ third quarter 2018 results conference call. I’m Jessica Greiner, Vice President of Investor Relations within Trinity’s Corporate Services.
As we make final preparations for the spin-off of Trinity’s infrastructure-related business, we have adjusted the format of today’s call to meet our objectives. We will begin our earnings conference call commentary from the leadership team of Trinity Industries including Tim Wallace, Chairman, Chief Executive Officer, and President; Eric Marchetto, Executive Vice President and Chief Commercial Officer of TrinityRail; and James Perry, Senior Vice President and Chief Financial Officer.
Following their comments, we will hear from Antonio Carrillo, the President and Chief Executive Officer of the new infrastructure company, Arcosa, Inc., and Scott Beasley, future CFO of Arcosa. Antonio and Scott will provide a business update on Arcosa and financial commentary for Trinity’s Construction Products, Energy Equipment, and Inland Barge Groups, which primarily include the group of businesses to be spun with Arcosa on November 1st.
Following the prepared remarks from the leadership teams, we will move to the Q&A session. Mary Henderson, a current Vice President and the Chief Accounting Officer for Trinity, is also in the room with us today.
I will now turn the call over to Tim Wallace.
Tim
Eric
James
Antonio
Scott
Q&A Session
Thank you, Tony. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on November 1, 2018. The access number is (402) 220-7219. The replay will also be available on our website located at www.trin.net.
We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.